EXHIBIT 77Q1

                                    EXHIBITS

(a)(1) Form of Amendment No. 1 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(2) Form of Amendment No. 2 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(3) Form of Amendment No. 3 to the Trust Instrument is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(4) Form of Certificate of Amendment of Certificate of Trust is incorporated by reference to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(b) The text of the Fund's new investment policies complying with Rule 35d-1 is incorporated by reference to prospectus and statement of additional information disclosure contained in Post-Effective Amendment No. 17 to the Registrant's Form N-1A Registration Statement as filed on February 27, 2002.